Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT TO

ASSET PURCHASE AGREEMENT

This Amendment to Asset Purchase Agreement (this “Amendment”) is made and entered into as of December 23, 2025 (the “Effective Date”), by and among Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (“Parent”), 1563868 B.C. Ltd., a Canadian limited corporation (“Purchaser”), 1542770 BC Ltd., a Canadian limited corporation (“Seller”) and ZhiTian (Andy) Zhang, an individual residing in Vancouver, Canada (“Seller Guarantor”) (Parent, Purchaser, Seller and Seller Guarantor are collectively referred to herein as the “Parties” and individually as a “Party”).

WHEREAS, the Parties entered into that certain Asset Purchase Agreement, dated as of November 20, 2025 (the “Agreement”; capitalized terms used in this Amendment shall have the meanings indicated in the Agreement), contemplating Purchaser’s purchase of all right, title and interest in and to the Transferred Assets and the Transferred Liabilities of the Business, upon the terms and subject to the conditions more particularly specified in the Agreement; and

WHEREAS, the Purchase Price contemplates the payment of the First Installment Payment on the 6 month anniversary of the signing of the Agreement; and

WHEREAS, the Parties desire to amend the Agreement to provide for the accelerated payment of a portion of the First Installment Payment through the issuance, as of the Effective Date, of shares of Parent Common Stock representing 19.99% of the issued and outstanding shares of Parent Common Stock as of the Closing Date; and

WHEREAS, the Parties further desire to amend the Agreement to provide that the remaining portion of the First Installment Payment not satisfied by such accelerated issuance be paid in cash only, in accordance with the terms of the Agreement; and

WHEREAS, the Parties wish to modify the Agreement solely to the extent set forth herein, and otherwise to reaffirm all other terms, conditions, rights and obligations under the Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Amendment to Agreement.

a. The following definitions shall be inserted in alphabetical order in Section 1.1:

““Accelerated Issuance” shall mean 320,496 shares of Parent Common Stock, representing 19.99% of all issued and outstanding shares of Parent Common Stock as of the Closing Date.”

““Accelerated Issuance Date” shall mean December 23, 2025.”

b. The definition of “First Installment Payment” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

““First Installment Payment” shall mean $2,435,927.64, payable in cash.”

c. The definition of “Installment Payments” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

““Installment Payments” shall mean the Accelerated Issuance, the First Installment Payment and the Second Installment Payment.”

d. Section 3.1 (Purchase Price) of the Agreement is hereby deleted in its entirety and replaced with the following:

“3.1 Purchase Price.

A. On the terms and subject to the conditions set forth herein, the consideration payable in respect of the sale, assignment and delivery of the Transferred Assets (the “Purchase Price”) shall be (i) an amount in cash equal to the Closing Cash Consideration, payable on the Closing Date; (ii) the Accelerated Issuance, payable on the Accelerated Issuance Date; (iii) the First Installment Payment, payable on the 6 month anniversary of the Closing Date; (iv) the Second Installment Payment, payable on the one year anniversary of the Closing Date; (v) the contingent right to receive the Contingent Payments in accordance with Section 3.4; and (vi) the assumption of the Transferred Liabilities, which clauses (i) through (vi) above, collectively, shall comprise the total consideration to be paid for the Transferred Assets. The Parties acknowledge that Purchaser will not be assuming any Excluded Liabilities and that Seller will remain responsible for all Excluded Liabilities.

B. On the Closing Date, Purchaser or its designee shall deliver an amount in cash to Seller equal to the Closing Cash Consideration. On the Accelerated Issuance Date, Parent shall deliver the Accelerated Issuance to Seller. On the 6 month anniversary of the Closing Date, Purchaser or its designee shall deliver an amount of cash to Seller equal to the First Installment Payment. On the one year anniversary of the Closing Date, Purchaser or its designee shall deliver to Seller an amount of cash and/or Parent Common Stock to Seller equal to the Second Installment Payment.”

e. Section 3.2 ([Reserved]) of the Agreement is hereby deleted in its entirety and replaced with the following:

“3.2 Accelerated Issuance. Notwithstanding anything to the contrary set forth herein, and consistent with Section 3.5 hereof, neither Purchaser nor Parent shall be obligated to pay or issue, and Seller shall have no right to elect to receive, any shares of Parent Common Stock or other equity securities as payment of, or in lieu of, any portion or all of the First Installment Payment in excess of 19.99% of issued and outstanding shares of Parent Common Stock as of the date of such issuance without first obtaining approval of Parent’s stockholders.”

2

2. Effect of Amendment. From and after the Effective Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in any other Transaction Document to the Agreement, shall be deemed to refer to the Agreement as amended by this Amendment.

3. Ratification. Each Party hereby reaffirms all of its respective covenants, agreements, obligations, representations and warranties under the Agreement, as amended hereby, and acknowledges and agrees that, after giving effect to this Amendment, the Agreement remains in full force and effect and is the legal, valid and binding obligation of such Party, enforceable in accordance with its terms.

4. No Other Modification. Except as specifically amended by the terms of this Amendment, this Amendment shall not constitute a waiver, amendment or modification of any provision of the Agreement and all other terms and conditions set forth in the Agreement shall remain in full force and effect.

5. Miscellaneous. The provisions of Sections 11.1 through 11.10 and 11.13 through 11.18 of the Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis, as if fully set forth herein, and shall govern this Amendment.

6. Entire Agreement. This Amendment, together with the Agreement and the Transaction Documents, contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained therein and may not be contradicted by evidence of any alleged oral agreement.

7. Further Assurances. Each party to this Amendment agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Amendment.

[Remainder of Page Intentionally Left Blank]

3

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective for all purposes as of the date first above written.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Chris Cooper
Name:	Christopher Cooper
Title:	CEO

1563868 B.C. LTD.

By:	/s/ Chris Cooper
Name:	Christopher Cooper
Title:	President

1542770 BC LTD.

By:	/s/ ZhiTian (Andy) Zhang
Name:	ZhiTian (Andy) Zhang
Title:	Authorized Signatory

/s/ ZhiTian (Andy) Zhang
Name:	ZhiTian (Andy) Zhang

[Signature Page to First Amendment to Asset Purchase Agreement]